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                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

           NUMBER               LUZERN ACQUISITION               SHARES
           ------                  CORPORATION                   ------
           [SEAL]                                                [SEAL]

          AUTHORIZED COMMON STOCK: 20,000,000 SHARES - PAR VALUE: $.001

THIS CERTIFIES THAT

FOR THE RECORDHOLDER OF

                  SHARES OF LUZERN ACQUISITION CORPORATION COMMON STOCK transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated:

-----------------------------


 /s/ Candace Beaver                               /s/ Kevin DeVito
-----------------------------                    -----------------------------
                    SECRETARY                          CHIEF EXECUTIVE OFFICER


                                     [SEAL]